Exhibit 3.17

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF

ANADAC, INC.

The undersigned person, being the President of ANADAC, Inc. (the “Corporation”), pursuant to Sections 13.1-601 et seq. of the 1950 Code of Virginia, as amended, does hereby execute the following Articles of Amendment:

1.              The name of the Corporation is “ANADAC, Inc.”

2.              Article 1 of the Articles of Incorporation is hereby amended to change the name of the corporation from “ANADAC, Inc.” to “Identix Public Sector, Inc.”

3.              This amendment to the Articles of Incorporation was found by the Board of Directors to be in the best interest of the Corporation, was directed to be submitted to a vote of stockholders, and was approved by the Board of Director by unanimous written consent dated as of June 22, 2001.

4.              A copy of this amendment was submitted to the sole stockholder and the amendment was adopted by the sole stockholder by consent dated as of June 22, 2001.

5.              There are 100 shares of Common Stock issued and outstanding as of the date of the written consent. The sole stockholder voted in favor of this amendment to the Articles of Incorporation. Zero shares of Common Stock voted against this amendment to the Articles of Incorporation.

6.              The above amendment has no effect on the stated capital of the Corporation.

These Articles of Amendment to the Articles of Incorporation of ANADAC, Inc. are executed this 22nd day of June, 2001.

ANADAC, Inc.

By:	/s/ Paul J. Bulger
Paul J. Bulger
President

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

July 9, 2001

The State Corporation Commission has found the accompanying articles submitted on behalf of

Identix Public Sector, Inc. (formerly ANADAC, INC.)

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective July 9, 2001, at 12:32 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ T.V. Morrisons
Commissioner